                             OFFICE LEASE AGREEMENT




      LESSOR:        Beijing Shengshang Asset Management Co. Ltd.

      LESSEE:        Beijing Med-Pharm Market Calculating Co. Ltd.
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                                    CONTENTS


CHAPTER 1   AGREEMENT......................................................... 2

CHAPTER 2   TAXES, ELECTRICITY AND TELEPHONE CHARGES.......................... 3

CHAPTER 3   RESPONSIBILITIES OF THE LESSEE.................................... 3

CHAPTER 4   OBLIGATIONS OF THE LESSOR......................................... 4

CHAPTER 5   FORCE MAJEURE..................................................... 5

CHAPTER 6   LIABILITY FOR BREACH OF THE AGREEMENT............................. 5

CHAPTER 7   SETTLEMENT OF DISPUTES............................................ 6


SCHEDULES
---------

SCHEDULE 1.................................................................... 7

SCHEDULE 2.................................................................... 8

SCHEDULE 3.................................................................... 9

SCHEDULE 4....................................................................11

SCHEDULE 5....................................................................12

SCHEDULE 6....................................................................13

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                               CHAPTER 1 AGREEMENT

CLAUSE 1 - PARTIES

1.1 This Lease Agreement (hereinafter called the "AGREEMENT") is signed by the Lessor and the Lessee on October 13, 2005. The particulars of the Lessor and the Lessee are set forth in Schedule 1 hereto.

CLAUSE 2 - PREMISES

2.1 The Lessor has agreed to let to the Lessee, and the Lessee agrees to lease from the Lessor, Units 1908-1909 (hereinafter called the "PREMISES") of KUNTAI INTERNATIONAL CENTER (hereinafter called "KUNTAI INTERNATIONAL") situated at Chaowai Avenue, Chaoyang District, Beijing, the People's Republic of China (hereinafter called the "PRC"). The gross floor area of the Premises are set forth in Part III of Schedule 3 hereto.

2.2 The floor plan of the Premises is highlighted in pink (for identification purposes only) and set forth in Schedule 2 hereto.

CLAUSE 3 - TERM OF THE LEASE

3.1 The commencement date of the lease of the Premises and the expiration date of the lease (hereinafter called the "EXPIRATION DATE") are set forth in
     Part I of Schedule 3 hereto. The lease period starts from the commencement date (inclusive) and ends on the Expiration Date (hereinafter called the "LEASE PERIOD")

3.2 If the Lessee plans to lease the Premises after the Expiration Date, it shall notify the Lessor sixty (60) days prior to the Expiration Date in writing. The Lessee shall have the priority to lease the Premises on the same conditions.

CLAUSE 4 - RENTAL

4.1 The rental (the "RENTAL") and rental-free period agreed by both parties are set forth in Part II of Schedule 3 hereto. Both parties agree that the Rental contains the property management fee and air-conditioning fee set forth in Part I of Schedule 4 hereto.

4.2 The Lessor shall pay the Rental, which contains the property management fee and air-conditioning fee, in accordance with Clause 4 and in the manner set forth in Schedule 3.

4.3 The Lessor shall issue the Lessee invoice prescribed and recognized by the finance and taxation authorities within three (3) working days upon the receipt of the Rental.

CLAUSE 5 - DEPOSIT

5.1 Upon signing the Agreement, the Lessee shall deposit with the Lessor the sum specified in Part II Schedule 4 hereto.

5.2 Upon the expiration of the Lease Period or termination of the Agreement, the deposit shall be returned to the Lessee after deducting the Rental and the liquidated damages (if any) payable by the Lessee.

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               CHAPTER 2 TAXES, ELECTRICITY AND TELEPHONE CHARGES

CLAUSE 1 - TAXES

2.1 Unless otherwise stipulated by law, the Lessee shall duly pay all the taxes, duties and other charges expressly stipulated to be payable by the Lessee under the laws and regulations of the PRC.

CLAUSE 2 - ELECTRICITY AND TELEPHONE CHARGES

2.1 The Lessee shall pay all the charges in respect of electricity and telephone consumed or used in the Premises in accordance with the separately metered records of the Premises or the public utility bills supplied by the Lessor to the Lessee within fourteen (14) days from the date of receipt of such records or bills.


                    CHAPTER 3 RESPONSIBILITIES OF THE LESSEE

CLAUSE 1 - COMPLIANCE WITH LAWS

1.1 The Lessee shall obey, observe and comply with relevant PRC laws and regulations and directives of relevant government authorities in conducting its business and all other activities in the Premises.

CLAUSE 2 - DECORATION, INSTALLATION AND ALTERATION OF FACILITIES

2.1 In the event that the Lessee carries out any interior decoration, split, construction, installation of any facilities or alteration works in the Premises, it shall submit the renovation plan to the Lessor in accordance with the Decoration Rules of Kuntai International to obtain its approval. The Lessee shall submit all required applications and drawings to relevant government authorities. The Lessee shall not carry out any internal renovation, split, construction, installation of any facilities or alteration works in the Premises before obtaining all the necessary permissions, licences or permits from relevant government authorities and the written approval from the Lessor or the property management office of Kuntai International.

2.2 When the Lessee carries out any work in the Premises, it shall cause its employees, agents, contractors and workers to fully cooperate with the employees, agents, contractors and workers of the Lessor and the property management office of Kuntai International and other lessees and contractors.

CLAUSE 3 - EXISTING AUXILIARY FACILITIES AND EQUIPMENT

3.1 Before delivery of the Premises, the Lessor and the Lessee shall conduct joint inspection of the interior thereof. During the Lease Period, the Lessee shall keep all the auxiliaryfacilities and equipments in the same state as they were on the commencement date (fair wear and tear excepted).

CLAUSE 4 - COMPENSATION

4.1 The Lessee shall be fully responsible and indemnify the Lessor for the losses incurred to the Lessor due to any damages suffered by any persons or properties within the Premises on account of the Lessee's improper or unreasonable use thereof.

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CLAUSE 5 - OPERATION OF BUSINESS

5.1 The Premises are not for residence purpose. The Lessee shall carry out its business properly and shall not defame the reputation of Kuntai International.

CLAUSE 6 - USE OF THE PREMISES

6.1 The Lessee shall not use the Premises for any purpose other than that provided in Part III of Schedule 4 hereto.

CLAUSE 7- DAMAGE TO PUBLIC FACILITIES

7.1 The Lessee shall not paint, spray on, stick anything onto the exterior, window frames, glass or walls of the Premises, or damage, demolish, bedaub any part of the structure of Kuntai International or any decoration of the common areas, stairs, lift, elevators of Kuntai International (including any tree, plant and shrub thereof).

CLAUSE 8 - SUB-LETTING AND ASSIGNMENT

8.1 The Lessee shall not assign, mortgage, sub-let or share the Premises or any part thereof with any other party without the consent of the Lessor. The Lessor shall give reasonable explanation when it refuses such request of the Lessee.

     Without the consent of the Lessor, the Lessee also shall not approve or permit any arrangement or transaction whereby any third party obtains the right of use, possession or enjoyment of the Premises or any part thereof irrespective of whether or not any Rental or other consideration is given by such third party. The Lessor shall give reasonable explanation when it refuses such request of the Lessee.

     In the event that the Lessee carries out the above-mentioned activities (whether money or other consideration is colleted or not), without prejudice to any other rights and remedies of the Lessor, the Agreement shall be terminated. The Lessee shall immediately clear and move out of the Premises.


                       CHAPTER 4 OBLIGATIONS OF THE LESSOR

CLAUSE 1 - RIGHT OF USE

1.1 Subject to the Lessee paying the Rental at the time and in the manner provided herein and observing and performing the terms, covenants, stipulations and conditions contained herein, the Lessor guarantees that the Lessee shall have the right to use and enjoy the Premises during the Lease Period without any illegal interference from the Lessor or its representatives except as provided in the Agreement. Notwithstanding the foregoing, the Lessee agrees and acknowledges that in order to keep Kuntai International in good conditions, the Lessor shall have the right, during the Lease Period, to conduct or permit others to conduct any construction, repair or other works at the appropriate time and the noise or other interference on account of such works will not constitute any interference to the Lessee, provided that the Lessor shall make its greatest efforts to minimize any interference caused by such works to the Lessee.

CLAUSE 2 - TAX

2.1 The Lessor shall pay to the relevant government authorities all the taxes and charges in connection with the leasing of the Premises which are stipulated to be payable by the Lessor under the laws and regulations and local provisions.

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CLAUSE 3 - MAINTENANCE

3.1 The Lessor is not obligated to provide property management service; the property management office of Kuntai International shall be in charge of such service. However, the Lessor shall procure the property management office of Kuntai International to maintain the rooftop, main structures, walls, water pipes as well as electrical cables, wiring and the common areas and common facilities of Kuntai International in a good state.

3.2 The Lessor shall procure that the Premises and its auxiliary facilities are fit and safe for use during the Lease Period. In the event that the Lessee discovers any damage or breakdown of the Premises and its auxiliary facilities, it shall, as soon as possible, notify the Lessor, and the Lessor shall timely procure the property management office of Kuntai International to maintain and repair. The Lessor shall procure the property management office of Kuntai International to make repairs within one (1) working day upon the receipt of such notice. In case of failure of making repairs within such time limit, the Lessee shall consult with the Lessor to resolve such problems.

CLAUSE 4 - AIR-CONDITIONING SERVICE

4.1 The Lessor shall procure the property management office of Kuntai International to provide air-conditioning service to the Premises. The air-conditioning operating hours shall be from 8:00am to 8:00pm from Monday through Friday. Air-conditioning service may be provided at other time beyond such operating hours and the Lessee shall pay an additional charge to the property management office of Kuntai International (refer to Party I of Schedule 4 for details).


                             CHAPTER 5 FORCE MAJEURE

1.1 During the Lease Period, if the Premises or any part thereof is damaged or destroyed due to fire, typhoon or other force majeure events which are beyond the control of the Lessor and therefore become unfit for use or occupation, the Lessee may, based on the nature and extent of such destruction or damage, stop the payment of all the Rental (including property management fee and air-conditioning fee) from the date of the occurrence of such destruction or damage or reduce or exempt the Rental for the damaged or destroyed part of the Premises (including property management fee and air-conditioning fee) calculated in a reasonable proportion until the Premises has been repaired or rebuilt. The Lessor shall not be liable to repair or rebuild the Premises if it thinks such is not economically or practically feasible.

1.2 In the event that the entire or major part of the Premises are damaged, destroyed and rendered unfit for use or occupation, either the Lessor or the Lessee may, after fifteen (15) days from the occurrence of such destruction or damage, give written notice to the other party to terminate the Agreement immediately. Upon the receipt of such written notice by the Lessor or Lessee from the other party, the Agreement shall terminate from the date on which the Premises suffer such destruction or damage. The Lessor shall return the deposit and the Rental for the affected period thereof within seven (7) working days after the date when such written notice is given.


                 CHAPTER 6 LIABILITY FOR BREACH OF THE AGREEMENT

CLAUSE 1 - LIABILITY FOR BREACH BY THE LESSOR

1.1 If any of the following circumstances occurs on the part of the Lessor, the Lessor shall pay the Lessee liquidated damages at 4% of the monthly Rental and the Lessee shall have the right to terminate the Agreement without obtaining the consent of the Lessor:

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     a.   the Lessor fails to deliver the Premises at the agreed time for five
          (5) days;

     b. the Premises delivered by the Lessor do not comply with the stipulations of the Agreement, which seriously affects the Lessee's use of the Premises;

     c. the Lessor fails to perform its maintenance obligation agreed hereunder, which makes it impossible for the Lessee to use the Premises properly;

     d. the Premises delivered by the Lessor threaten the safety or health of the Lessee.

CLAUSE 2 - LIABILITY FOR BREACH BY THE LESSEE

2.1 If any of the following circumstances occurs on the part of the Lessee, the Lessee shall pay the Lessor liquidated damages at 0.3% of the monthly Rental and the Lessor shall have the right to terminate the Agreement without obtaining the consent of the Lessee:

     a. in the event that the Lessee fails to pay the Lessor any Rental or fees for thirty (30) days, without prejudice to the other rights or remedies of the Lessor, the Lessor may collect overdue fine calculated based on the actual delayed days at 0.3% of the monthly Rental from the Lessee. The calculation period for overdue fine shall start from the date on which such Rental or fees are due and payable until the Lessee have fully paid the principal, overdue fine and other related fees of such Rental or fees prescribed herein. In case that the failure of paying the principal or interest of the above-mentioned Rental or fees by the Lessee continues, the overdue fine shall be calculated in compound interest per month.

2.2 If any of the following circumstances occurs on the part of the Lessee, the Lessee shall pay the Lessor liquidated damages at 4% of the monthly Rental and the Lessor shall have the right to terminate the Agreement without obtaining the consent of the Lessee:

     a. the Lessee changes the usage of the Premises without the consent of the Lessor;


     b. the Lessee demolishes, alters or destroys the main part of the Premises, or carries out interior decoration, split, construction, installation of any facilities or alteration works without the consent of the Lessor;

     c. the Lessee sub-lets the Premises to a third party without the consent of the Lessor;

     d.   the Lessee uses the Premises to engage in illegal activities.

2.2 In the event that the Lessee decorates or adds new articles to the Premises, the Lessor may request the Lessee to recover or compensate for the losses thereof.

2.3 During the Lease Period, if the Lessee needs to terminate the lease of the Premises before the expiration of the Lease Period, it shall notify the Lessor three (3) months in advance and pay liquidated damage equivalent to one monthly Rental as to the Lessor.


                        CHAPTER 7 SETTLEMENT OF DISPUTES

CLAUSE 1 - SETTLEMENT OF DISPUTES

1.1 Both parties shall resolve the disputes arising hereunder through consultation; in case of the failure of such consultation, either party may bring such to people's court with jurisdiction.

The Agreement is executed by the respective legal representative or duly authorized representative of the Lessor and the Lessee and chopped with the official chop on October

                                   SCHEDULE 1


Lessor:   Beijing Shengshang Assets Management Co., Ltd.
------

          Legal Address: Rm1907 Kuntai International Center, ChaoWaidajie,
          100020

          Authorized Representative: ZHANG BAOSHENG

          Title: Chairman of the Board

          Telephone: 58797701

          Facsimile: 58797703



Lessee:   Beijing Med-Pharm.com.cn
------
          Rm 2001 Capital Mension, No. 6, Xinyuan Nanlu, Chaoyang Disreict, 100004, Beijing, PRC

          Legal Representative: DAVID GAO

          Title: CEO

          Telephone: 84862661

                                   SCHEDULE 2

                           Floor Plan of the Premises
                       (For identification purposes only)

                                   SCHEDULE 3

PART I
------

Commencement date of the Lease: The following day after the execution of the Agreement.

Lease Period:  The fixed Lease Period shall start from the execution of the
               Agreement and end on November 30, 2007; the Lease Period may be extended by three (3) years.

               The Lessee shall give a written opinion to the Lessor on whether to extend the Lease Period not later than the 40th working day before the expiration of the fixed Lease Period, and the Lessor shall timely response to such written opinion. After such written opinion is sent and prior to twenty (20) days before the expiration of the fixed Lease Period, the Lessee and the Lessor shall reach agreement on whether to extend the Lease Period and the Lease Period will be automatically extended upon such agreement, whereby all the terms and conditions of the Agreement shall remain unchanged.

               In case that the Lessee fails to give any written opinion to the Lessor on the issue of lease continuation, or both parties fail to reach agreement on the change of the terms and conditions of the Agreement before twenty (20) days of the expiration of the fixed Lease Period, the Agreement shall automatically be terminated upon the expiration of the fixed Lease Period. During the course of negotiation, the Lessee shall have the priority to lease the Premises under the same conditions in respect of the market rental then for the relevant location.

PART II
-------

Rental (including the management fee and air-conditioning fee and other fees set forth in Part II of Schedule 4 hereto: RMB 3.6 yuan / per square meter gross floor area / per day. The Rental shall be RMB 48,000 yuan per month with gross floor being 443.4 square meters. Among the Rental, the rental for the Premises collected by the Lessor shall be RMB 36,250 yuan per month, the property management fee, air-conditioning fee for normal operating hours and other related fees collected by the Lessor on behalf of others shall be RMB 11,750 yuan.

Rental Free Period:     The Lessor shall grant the Lessee a Rental-free period
                        of two months, from October 14, 2005 to December 14, 2005. In the Rental-free period, the Lessee shall not pay the rental but shall pay property management fee.

Manners of Payment:     Within the first five (5) working days of each calendar
                        month, the Leasee shall pay the Rental for this month by cheque. However, the Rental for the first month following the Rental-free period shall be paid within five (5) working days after the expiration of the Rental-free period.

                        Where the date of payment falls into the public holidays of the PRC, the payment shall be made within three (3) working days following the public holidays.

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PART III
--------

Gross Floor:            The gross floor area of the Premises is 443.4 square
                        meters. Such figure is determined as per the final measurement made by competent housing administration authority of Beijing Municipality. The Lessor and the Lessee mutually agree with such figure.

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                                   SCHEDULE 4

PART I
------

Property Management Fee and Air-Conditioning Fee for Normal Operating Hours:

Such have been included in the Rental, which shall be RMB 26.5 yuan per square meter multiplied by a gross floor area of 443.4 square meters and shall be adjusted based on the actual situations of each year.

Normal Air-conditioning Service Hours:

8:00AM to 8:00 PM (from Monday to Friday) (no air-conditioning service on Saturday, Sunday and public holidays)

Over-time Air-conditioning Service Fee:

RMB 800 yuan per hour (the Premises). It shall be subject to the standards prescribed by the property management office of Kuntai International.


PART II
-------

Deposit: The Lessee shall deposit with the Lessor an amount equivalent to three (3) months' Rental (including management fee and air-conditioning fee) as deposit, which is RMB 144,000 yuan.

PART III
--------

Usage:           The usage of the Premises is for office use only.

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                                   SCHEDULE 5


1. All the management rules and regulations adopted by the Lessor shall be legal and shall apply equally to other lessees and users of Kuntai International. Unless otherwise agreed by the parties or stipulated by relevant laws, in the event of inconsistency between such aforesaid rules and the provisions in this Agreement, and the rights of the Lessee under the Agreement are affected by such inconsistency, the Agreement shall prevail.

2. After the execution of the Agreement, the Lessee may commence the decoration to the Premises as of the commencement date provided herein.

3. The Rental for each car parking space shall be RMB1, 000 yuan per month (including RMB 150 yuan management fee).

4.   Decoration Contractor

     The Lessee shall have the right to select qualified decoration contractors with the exception of the fire services contractor, which shall be nominated by the Leasor. The Lessee's contractors shall liaise with the property management office of Kuntai International and pay management fee.

     For information technology installation works, the contractor engaged by the Lessee must meet the qualification standards set up by local authorities.

5.   Logo

     The Leasor shall provide standard name logo of the Lessee on the name tablet installed in the lobby and the 19th floor.

6.   Legal Costs

     Each party shall bear its own legal cost and respectively pay half of the stamp duties.

                                   SCHEDULE 6


1. This Lease Agreement shall enter into effect on the date of execution thereof and shall be executed in two (2) originals with one (1) original respectively for the Lessor and Lessee. The Chinese version shall prevail.

2. For issues not covered by this Lease Agreement, Lessor and Lessee shall settle through consultation.




Lessor:         Beijing Shengshang Asset Management Co. Ltd.

Authorized Representative:  ZHANG BAOSHENG

Official Seal:






Lessee:         Beijing Med-Pharm Market Calculating Co. Ltd.

Authorized Representative:  DAVID GAO

Official Seal:



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